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[Ibis Technology Corporation Logo]
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CONTACT:

Debra L. Nelson                      Van Negris/Philip J. Denning
Ibis Technology Corporation          Kehoe, White, Van Negris & Company, Inc.
(978) 777-4247                       (212) 396-0606

FOR IMMEDIATE RELEASE
---------------------


                          IBIS TECHNOLOGY CORPORATION REPORTS
            PROFITABLE THIRD QUARTER, IMPROVED FIRST NINE MONTH RESULTS;
                1998 THIRD QUARTER REVENUES INCREASE BY 126 PERCENT


DANVERS, MA -- NOVEMBER 4, 1998 -- Ibis Technology Corporation (NASDAQ:IBIS), the leading manufacturer of Ibis 1000 high current oxygen implanters and supplier of SIMOX-SOI (Separation by IMplanted OXygen / Silicon-On-Insulator) wafers to the semiconductor industry, today announced its financial results for the third quarter and nine months ended September 30, 1998.

Total revenues for the third quarter ended September 30, 1998 increased by 126 percent to $4,888,000 from $2,163,000 reported in the comparable 1997 quarter. For the first nine months of 1998, total revenues increased by 128 percent to $11,888,000 from $5,214,000 reported for the first nine months of 1997.

Net income for the 1998 third quarter increased 123 percent to $95,000 or $0.01 per share, compared to a net loss of $420,000, or $0.07 per share, in the similar period a year ago. For the nine months ended September 30, 1998, net loss decreased to $729,000, or $0.11 per share, compared to a net loss of $1,763,000, or $0.33 per share, a year ago.

Martin J. Reid, President and Chief Executive Officer of Ibis Technology Corporation, stated: "We continued to make substantial progress during the 1998 third quarter towards establishing Ibis as the leading supplier of Ibis 1000 implanters and a wide range of SIMOX-SOI wafers to the semiconductor industry.

"During the quarter, we announced the availability of our new low-cost Advantox-TM- 50 ultra-thin SIMOX-SOI material for the next-generation fully-depleted technology which expands the range of consumer applications for SIMOX-SOI materials to include lower cost, high performance MPUs and portable devices such as pagers, cellular phones, personal digital assistants, portable computers, and next-generation devices which combine the functions of these devices. We believe that the lower cost of the wafers will expand the number of products to which SIMOX-SOI will be applied. Our customers are already combining the benefits of SIMOX-SOI with other key technologies such as copper wiring, to achieve GHz speeds and low power consumption for microprocessor applications.

"The development of Ibis' new Advantox-TM- 50 SIMOX-SOI material is being supported in part, by DARPA under the Small Business Innovative Research Program. The recently announced second phase will allow Ibis to optimize the process for large volume manufacturing, including process optimization to obtain the highest quality, and equipment optimization to obtain the lowest cost SIMOX-SOI material.


                                  - more -


    Ibis Technology Corporation   32 Cherry Hill Drive   Danvers, MA 01923
        Telephone (978) 777 4247 or (978) 777-IBIS  Fax (978) 777-6570




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IBIS TECHNOLOGY CORPORATION
November 4, 1998
Page Two


"Going forward, we continue to be encouraged about the prospects for Ibis Technology. We believe that our major customers will continue to lead the way, but we are also pursuing opportunities in new markets, notably Europe and the Pacific Rim. Internally, we are continuing to make strategic investments in personnel, customer service, research and development, and increased manufacturing capabilities for both implanters and wafers. We will also continue the pace of our new product development, particularly with our Advantox -TM- line of SIMOX-SOI wafer products.

"As we have previously stated, we anticipate that sampling and evaluation efforts by a variety of major industry players will intensify over the next twelve to eighteen months. The typical adoption cycle of a new technology, as well as the continuing recovery of the semiconductor industry may affect the rate of adoption and continue to result in fluctuations in our quarterly wafer revenues and profits. However, we remain very excited about the prospects for Ibis Technology and believe that 1999 will see increased commercial adoption and production of devices built on SIMOX-SOI in a variety of applications settings."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

Ibis Technology Corporation is an advanced materials company that manufactures Ibis 1000 high current oxygen implanters and supplies SIMOX-SOI wafers to the semiconductor industry. SIMOX-SOI wafers are silicon-on-insulator wafers, which enable the production of integrated circuits with significant advantages over circuits constructed on bulk silicon or epitaxial wafers. The Company produces SIMOX-SOI wafers on advanced proprietary Ibis 1000 oxygen implantation equipment, utilizing proprietary processing technologies which the Company believes will enable it to produce SIMOX-SOI wafers for demanding high volume commercial applications.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at: http://www.ibis.com


                                   --more--

                          --Financial Tables Follow--



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Ibis Technology Corporation
November 4, 1998
Page Three

                         IBIS TECHNOLOGY CORPORATION
                              Summary of Results

                                                3rd Quarter Ended             9 Months Ended
                                                   September 30,               September 30,
                                           ---------------------------   ------------------------
                                              1998             1997          1998         1997
                                           ----------       ----------   -----------  -----------
Product sales ..........................   $  445,000       $1,074,000   $ 2,463,000  $ 2,700,000
Contract and other revenue .............      291,000        1,089,000     1,073,000    2,514,000
Equipment revenue ......................    4,152,000            --        8,352,000        --
                                           ----------       ----------   -----------  -----------
  Total revenue ........................    4,888,000        2,163,000    11,888,000    5,214,000
                                           ----------       ----------   -----------  -----------
Cost of sales, excluding depreciation ..    3,543,000        1,437,000     8,724,000    3,371,000
  Depreciation .........................      335,000          443,000     1,177,000    1,339,000
                                           ----------       ----------   -----------  -----------
  Gross profit (loss) ..................    1,010,000          283,000     1,987,000      504,000
  Operating expenses ...................    1,025,000          776,000     3,118,000    2,410,000
                                           ----------       ----------   -----------  -----------
Loss from operations ...................      (15,000)        (493,000)   (1,131,000)  (1,906,000)
Other income ...........................      110,000           73,000       402,000      143,000
                                           ----------       ----------   -----------  -----------
Net income (loss) ......................   $   95,000       $ (420,000)  $  (729,000) $(1,763,000)
                                           ----------       ----------   -----------  -----------
                                           ----------       ----------   -----------  -----------
Net income (loss) per share
  Basic ................................        $0.01           $(0.07)       $(0.11)      $(0.33)
  Diluted ..............................        $0.01           $(0.07)       $(0.11)      $(0.33)
Weighted average number of shares
  used in per share calculation
  Basic ................................    6,786,416        5,744,010    6,732,314     5,402,808
  Diluted ..............................    7,061,658        5,744,010    6,732,314     5,402,808

                         IBIS TECHNOLOGY CORPORATION
                           Condensed Balance Sheets

                                                September 30, 1998            December 31, 1997
                                               --------------------          -------------------
Assets
Current Assets
  Cash and equivalents ............................ $11,039,000                    $13,310,000
  Accounts receivable .............................   1,811,000                      1,065,000
  Unbilled revenue ................................   3,034,000                        230,000
  Inventories .....................................   3,394,000                        487,000
  Other current assets ............................     135,000                        125,000
                                                    -----------                    -----------
                                                     19,413,000                     15,217,000
Property and equipment ............................   5,331,000                      9,445,000
Other assets ......................................     155,000                        256,000
                                                    -----------                    -----------
Total Assets ...................................... $24,899,000                    $24,918,000
                                                    -----------                    -----------
                                                    -----------                    -----------
Liabilities and Stockholder's Equity
Current Liabilities
  Capital lease obligation, current ............... $   537,000                    $   474,000
  Accounts payable and other current liabilities ..   1,819,000                      1,885,000
                                                    -----------                    -----------
                                                      2,356,000                      2,359,000
Capital lease obligation, long-term ...............     137,000                        499,000
Other liabilities .................................   1,399,000                      1,303,000
Stockholder's equity ..............................  21,007,000                     20,757,000
                                                    -----------                    -----------
Total Liabilities and Stockholders' Equity ........ $24,899,000                    $24,918,000
                                                    -----------                    -----------
                                                    -----------                    -----------

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